                                                                   EXHIBIT 4.6


                                   AMENDMENT NO. 1
                                          TO
                 VOTING, CO-SALE AND RIGHT OF FIRST REFUSAL AGREEMENT


         This Amendment No. 1 to Voting, Co-Sale and Right of First Refusal Agreement dated as of December 8, 1993 among Advance Pharmacy Services, Inc., a Delaware corporation (the "Company"); Advance Health Care, Inc., a Delaware corporation; Canaan Capital Limited Partnership, Canaan Capital Offshore Limited partnership, C.V., Quai Ltd., Stephen L. Green, Jeffrey R. Jay, J.H. Whitney & Co. and Whitney 1990 Equity Fund, L.P.; David D. Halbert, Jon Halbert and Dan Phillips; and Whitney Subordinated Debt Fund, L.P. ("Debt Fund").

         WHEREAS, the parties hereto, other than Debt Fund, are parties to that certain Voting, Co-Sale and Right of First Refusal Agreement dated as of August 4, 1993 (the "Voting Agreement");

         WHEREAS, the Company and Debt Fund are parties to that certain Note and Warrant Purchase Agreement dated as of the date hereof (the "Note Purchase Agreement"), pursuant to which the Company is issuing and selling to Debt Fund, and Debt Fund is purchasing from the Company, $7,000,000 in principal amount of the Company's 10.101% Promissory Note (the "Note") and a Warrant to purchase up 1,346 shares of the Company's Common Stock, par value $.01 per share (the "Warrant");

         WHEREAS, it is a condition of Debt Fund's obligation to purchase the Note and the Warrant pursuant to the Note Purchase Agreement that the Company and the other parties hereto enter into this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         1.   AMENDMENTS TO VOTING AGREEMENT.

              (a) The term "Investors" and "Whitney Funds", as defined in the Voting Agreement, are hereby amended to include Debt Fund, and for purposes of the Voting Agreement, Debt Fund shall be deemed to be an "Investor" and a "Whitney Fund".

              (b) For purposes of the Voting Agreement, the following terms shall have the following meanings:

              "WARRANTS" shall mean that certain Common Stock Purchase Warrant dated December 8, 1993 issued by the Company to Whitney Subordinated Debt Fund, L.P., and any other Warrants issued in transfer or exchange of such Warrant or such other Warrants.

              "WARRANT SHARES" shall mean the shares of Common Stock issuable upon exercise of the Warrants (and such shares when so issued).

              (c) The second sentence of Section 2.1(c) of the Voting Agreement is hereby amended and restated in its entirety to read as follows:

              "For purposes of this Article II, all of the Common Stock which an Investor or other Stockholder has the right to acquire from the Company upon the conversion, exercise or exchange of any of the preferred stock of the Company or the Warrants then owned by such Investor or other Stockholder shall be deemed to be Holder Shares then owned by such Investor or other Stockholder (as adjusted, in the case of Series A Preferred Stock and the Warrants, for any adjustments in the applicable conversion or exchange rate of any such Series A Preferred Stock or the exercise price of any such Warrants)."

              (d) Section 3.7 of the Voting Agreement is hereby amended and restated in its entirety to read as follows:

                   "SECTION 3.7. MODIFICATION OR AMENDMENT. Neither this
              Agreement nor any provision hereof can be modified, amended, changed, discharged or terminated except by an instrument in writing, signed by (A) the Stockholders holding at least a majority of the shares of capital stock then subject to this Agreement and held by such Stockholders, based upon actual voting power and calculated on an "as if converted" basis, together with
              (B) the consent of the Investors holding at least sixty percent (60%) of the aggregate of (i) the outstanding shares of Series A Preferred Stock or capital stock issued on conversion or exchange thereof and (ii) the Warrant Shares."

              (e) Notice to Debt Fund should be addressed to such Investor as follows:

         c/o J.H. Whitney & Co.
         630 Fifth Avenue
         New York, NY  10111
         Attn: Mr. Daniel J. O'Brien

         2.   RATIFICATION.

               Except as specifically amended hereby, the terms and provisions of the Voting Agreement are hereby ratified and confirmed.

         IN WITNESS WHEREOF, this Amendment No. 1 to Voting, Co-Sale and Right of First Refusal Agreement has been executed as of the date and year first above written by the duly authorized officers and representatives of each of the undersigned.

ADVANCE PHARMACY SERVICES, INC.

By:
   ----------------------------
Title:
      -------------------------


CANAAN CAPITAL LIMITED PARTNERSHIP

By: Canaan Capital Management               ------------------------
    Limited Partnership,                    David D. Halbert
    General Partner

By: Canaan Capital Partners L.P.            ------------------------
    General Partner                         John Halbert


By: /s/ Stephen L. Green
    ----------------------------            ------------------------
    General Partner                         Dan Phillips

CANAAN CAPITAL OFFSHORE
LIMITED PARTNERSHIP C.V.                         ADVANCE HEALTH CARE, INC.

By: Canaan Capital Management
    Limited Partnership,                    By:
    General Partner                            ---------------------
                                            Title:
                                                  ------------------

By: Canaan Capital Partners, L.P.,
    General Partner

By: /s/ Stephen L. Green
    ----------------------------            ------------------------
    General Partner                         Dr. Jeffrey R. Jay

              (e) Notice to Debt Fund should be addressed to such Investor as follows:

         c/o J.H. Whitney & Co.
         630 Fifth Avenue
         New York, NY  10111
         Attn: Mr. Daniel J. O'Brien

         2.   RATIFICATION.

               Except as specifically amended hereby, the terms and provisions of the Voting Agreement are hereby ratified and confirmed.

         IN WITNESS WHEREOF, this Amendment No. 1 to Voting, Co-Sale and Right of First Refusal Agreement has been executed as of the date and year first above written by the duly authorized officers and representatives of each of the undersigned.

ADVANCE PHARMACY SERVICES, INC.

By:/s/ David Halbert
   ----------------------------
Title:  Chairman, CEO
     -------------------------


CANAAN CAPITAL LIMITED PARTNERSHIP

By: Canaan Capital Management               /s/ David D. Halbert
    Limited Partnership,                    --------------------
    General Partner                         David D. Halbert


By: Canaan Capital Partners L.P.            /s/ John Halbert
    General Partner                         --------------------
                                            John Halbert


By:                                         /s/ Dan Phillips
    --------------------------              --------------------
    General Partner                         Dan Phillips

CANAAN CAPITAL OFFSHORE
LIMITED PARTNERSHIP C.V.          ADVANCE HEALTH CARE, INC.

By: Canaan Capital Management
    Limited Partnership,                    By:/s/ David Halbert
                                            --------------------
    General Partner                         Title:  President
                                            --------------------


By: Canaan Capital Partners, L.P.,
    General Partner

By:                                         /s/ Dr. Jeffrey R. Jay
    --------------------------              ----------------------
    General Partner                         Dr. Jeffrey R. Jay

J.H. WHITNEY & CO.
                                            /s/ Stephen L. Green
                                            --------------------
                                            Stephen L. Green
By:---------------------------
Title:------------------------



WHITNEY 1990 EQUITY FUND, L.P.              QUAI LTD.


By:---------------------------              By:-----------------
Title:------------------------              Title:--------------


WHITNEY SUBORDINATED DEBT
FUND, L.P.

By:---------------------------
Title:------------------------

J.H. WHITNEY & CO.
                                            --------------------
                                            Stephen L. Green
By:/s/ Daniel J. O'Brien
   ---------------------------
Title: Chief Financial Officer
      ------------------------


WHITNEY 1990 EQUITY FUND, L.P.              QUAI LTD.


By:/s/ Daniel J. O'Brien                    By: /s/
   ---------------------------                 -----------------
Title: Chief Financial Officer              Title:
     ------------------------                     --------------


WHITNEY SUBORDINATED DEBT
FUND, L.P.

By:/s/ Daniel J. O'Brien
   --------------------------
Title: Chief Financial Officer
     -----------------------


                                         -4-